Exhibit 1.1

EXECUTION VERSION

REGENCY ENERGY PARTNERS LP

REGENCY ENERGY FINANCE CORP.

$400,000,000

5.750% Senior Unsecured Notes due 2020

Underwriting Agreement

September 4, 2013

To the Manager named in Schedule I hereto

for the Underwriters named in Schedule III hereto

c/o RBS Securities Inc.

600 Washington Blvd.

Stamford, Connecticut 06901

Ladies and Gentlemen:

Regency Energy Partners LP, a Delaware limited partnership (the “Partnership”), and Regency Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), propose to issue and sell to the several underwriters named in Schedule III hereto (the “Underwriters”), for whom you are acting as manager (the “Manager”), the principal amount of their debt securities identified in Schedule I hereto (the “Notes”), to be issued under the indenture specified in Schedule I hereto (the “Base Indenture”) among the Issuers, the guarantors party thereto and the Trustee identified in such Schedule (the “Trustee”). The Notes will be guaranteed (collectively, the “Guarantees”) by each of the subsidiary guarantors named in Schedule II hereto (the “Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” Certain terms of the Securities will be established pursuant to a supplemental indenture to be dated as of the Closing Date (the “Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”). If the firm or firms listed in Schedule III hereto include only the Manager listed in Schedule I hereto, then the terms “Underwriters” and “Manager” as used herein shall each be deemed to refer to such firm or firms.

Regency GP LP, a Delaware limited partnership (the “General Partner”), serves as the general partner of the Partnership and Regency GP LLC, a Delaware limited liability company (“GP LLC”), serves as the general partner of the General Partner. The Partnership is the sole limited partner of Regency Gas Services LP, a Delaware limited partnership (the “Operating Partnership”), and the sole member of Regency OLP GP LLC, a Delaware limited liability company (the “Operating Partnership GP”), which serves as the general partner of the Operating Partnership. ETE GP Acquirer LLC (“ETE Acquirer”), a Delaware limited liability company and a wholly owned subsidiary of Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), is the sole owner of all of the membership interests in GP LLC and is the sole limited partner of the General Partner.

Each of Finance Corp., Regency Liquids Pipeline LLC, a Delaware limited liability company, Regency Field Services LLC, a Delaware limited liability company, Gulf States Transmission LLC, a Louisiana limited liability company, Regency Gas Utility LLC, a Delaware limited liability company,

Pueblo Holdings, Inc., a Delaware corporation, FrontStreet Hugoton, LLC, a Delaware limited liability company, CDM Resource Management LLC, a Delaware limited liability company, CDM Resource Management I LLC, a Delaware limited liability company, Pueblo Midstream Gas Corporation, a Texas corporation, WGP-KHC, LLC, a Delaware limited liability company, Edwards Lime Gathering, LLC, a Delaware limited liability company (“Edwards Lime Gathering”), Regency Haynesville Intrastate Gas LLC, a Delaware limited liability company, Regency Midcontinent Express LLC, a Delaware limited liability company, Zephyr Gas Services I LLC, a Delaware limited liability company, Zephyr Gas Services LLC, a Delaware limited liability company, Regency Midstream LLC, a Delaware limited liability company, Regency Texas Pipeline LLC, a Delaware limited liability company, RGP Marketing LLC, a Texas limited liability company, RGP Westex Gathering Inc., a Texas corporation, RGU West LLC, a Texas limited liability company, West Texas Gathering Company, a Delaware corporation, ELG Oil LLC, a Delaware limited liability company (“ELG Oil”), ELG Utility LLC, a Delaware limited liability company (“ELG Utility”) and Regency Ranch JV LLC, a Delaware limited liability company, is sometimes referred to herein individually as a “Subsidiary” and collectively as the “Subsidiaries.”

The Partnership, the General Partner, GP LLC, the Operating Partnership and the Operating Partnership GP are sometimes referred to herein collectively as the “Regency Parties.” The Regency Parties and the Subsidiaries are sometimes referred to herein collectively as the “Partnership Entities.” The Operating Partnership, the Operating Partnership GP and each of the Subsidiaries are sometimes referred to herein collectively as the “Operating Subsidiaries.”

The Issuers have filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Issuers and Post-Effective Amendment No. 1 thereto dated September 4, 2013. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated November 28, 2012 in the form first used to confirm sales of the Notes (or in the form first made available to the Underwriters by the Issuers to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Notes (or in the form first made available to the Underwriters by the Issuers to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Issuers with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Issuers and each Guarantor, jointly and severally, represent and warrant to, and agree with, each of the Underwriters as of the date hereof that:

(a) Compliance with Registration Requirements. The Partnership meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective upon filing with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Issuers, are contemplated or threatened by the Commission.

Each of the preliminary prospectus, Time of Sale Prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act. Each of the Registration Statement and each post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date (as defined herein), complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. None of the preliminary prospectus, the Time of Sale Prospectus nor the Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) and at the Closing Date, will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or each post-effective amendment thereto, or the preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by the Manager expressly for use therein, it being understood and agreed that the only such information furnished by the Manager consists of the information described as such in Section 8(g) hereof.

The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. Any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. All documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, as of their respective dates, when taken together with the other information in the preliminary prospectus, at the Applicable Time (as defined herein) and, when taken together with the other information in the Prospectus, at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Applicable Time (with such date and time being used as the determination date for purposes of this clause (iv)), the Partnership was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the Closing Date; the Partnership has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Partnership has not otherwise ceased to be eligible to use the automatic shelf registration form.

(c) Time of Sale Prospectus. As of 5:00 p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”), none of the Time of Sale Prospectus, any preliminary prospectus nor any free writing prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Manager specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(g) hereof.

(d) Free writing prospectuses. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date that the Issuers notified or notify the Manager as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Time of Sale Prospectus. If at any time following issuance of a free writing prospectus there occurred or occurs an event or development as a result of which such free writing prospectus conflicted or would conflict with the information contained in the Registration Statement, the Prospectus or the Time of Sale Prospectus, the Issuers promptly notified or will promptly notify the Manager and have promptly amended or supplemented or will promptly amend or supplement, at their own expense, such free writing prospectus to eliminate or correct such conflict. Any free writing prospectus, when taken together with the Time of Sale Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing three sentences do not apply to statements in or omissions from any free writing prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Manager specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(g) hereof.

(e) No Prior Sales of Securities. Prior to the execution of this Agreement, the Issuers have not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Notes, in each case other than the preliminary prospectuses and any free writing prospectus reviewed and consented to by the Manager, if any; the Partnership has not, directly or indirectly, prepared, used or referred to any free writing prospectus except in compliance with Rule 163 or Rules 164 and 433 under the Securities Act; assuming that such free writing prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such free writing prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Underwriter, of any free writing prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Notes contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433, Rule 431 or Rule 430B under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Notes, free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act; and the parties hereto agree and understand that the content of any and all road shows related to the offering of the Securities contemplated hereby is solely the property of the Issuers.

(f) Distribution of Offering Material by the Partnership. The Partnership has not distributed nor will it distribute, prior to the later of the Closing Date and the completion of the Underwriters’ sale of the Securities, any offering material in connection with the offer and sale of the Securities other than the preliminary prospectus, the Prospectus and any free writing prospectus reviewed and consented to by the Manager.

(g) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(h) No Material Adverse Effect. Subsequent to June 30, 2013, except as otherwise disclosed in the Prospectus and the Time of Sale Prospectus (exclusive of any amendment or supplement thereto), (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Partnership and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Effect”); and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Partnership, except for regular quarterly distributions on the Partnership’s Common Units and Series A Convertible Redeemable Preferred Units (“Series A Units”), dividends paid to the Partnership or any of its subsidiaries on any class of capital stock or repurchase or redemption by the Partnership or any of its subsidiaries of any class of capital stock.

(i) Incorporation and Good Standing of the Issuers and the Subsidiaries.

(i) Each of the Regency Parties and Finance Corp has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, is in good standing under the laws of its jurisdiction of formation or incorporation, with full limited partnership, limited liability company or corporate power and authority, as applicable, to own, lease and operate its properties and conduct its business as described in the Time of Sale Prospectus.

(ii) Each of the Regency Parties and Finance Corp is duly registered or qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation, as the case may be, in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(j) Authorization. This Agreement has been duly authorized, executed and delivered by the Issuers and each Guarantor.

(k) Capitalization. The authorized, issued and outstanding capitalization of the Partnership is as set forth in the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or the Time of Sale Prospectus upon exercise of outstanding options or warrants described in the Prospectus or the Time of Sale Prospectus, as the case may be).

(l) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with an approximate 1.3% general partner interest in the Partnership; such general partner interest is duly authorized and validly issued in accordance with the limited partnership agreement of the Partnership (as the same may be amended at or prior to the Closing Date, if applicable, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except for restrictions on transferability contained in Section 4.8 of the Partnership Agreement and as otherwise described in the Registration Statement, preliminary prospectus and the Prospectus), security interests, equities, charges or claims.

(m) Ownership of Certain Partnership Interests in the Partnership. As of the date hereof, the limited partners of the Partnership own 210,598,760 common units of the Partnership (the “Common Units”), 1,912,569 Series A Cumulative Convertible Preferred Units (“Series A Units”), which Series A Units are convertible into Common Units at an initial conversion price of $18.30 per unit, subject to adjustment, and 6,274,483 Class F common units (“Class F Units”), which Class F Units are convertible into Common Units.

(n) Ownership of the Subsidiaries. Other than Edwards Lime Gathering, ELG Oil, and ELG Utility, of which the Partnership owns indirectly 60% of the outstanding membership interests, the Partnership owns 100% of the outstanding partnership interests, limited liability company interests or capital stock, as the case may be, in the Operating Subsidiaries free and clear of all liens, encumbrances, security interests, equities, charges and claims, except for liens created pursuant to the Sixth Amended and Restated Credit Agreement, effective as of May 21, 2013 (as amended), by and among the Operating Partnership, as Borrower, the Partnership and the other guarantors named therein and the lenders party thereto (the “Credit Agreement”). Such ownership interests are duly authorized and validly issued in accordance with the organizational documents of the respective Operating Subsidiaries, and are fully paid (to the extent required under their respective organizational documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of a Delaware limited liability company, Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), in the case of a Delaware limited partnership, or Section 21:1328 of the Louisiana Business Corporation Law, in the case of a Louisiana limited liability company). In the case of an Operating Subsidiary that is a limited partnership, the general partner interests therein are duly authorized and validly issued in accordance with the limited partnership agreements of the respective Operating Subsidiaries.

(o) Ownership of Partnership Interests in the General Partner. At the Closing Date, GP LLC will own .001% of the outstanding general partner interests in the General Partner and ETE Acquirer will own 99.999% of the outstanding limited partner interests in the General Partner; at the Closing Date, all of such interests in the General Partner will be duly authorized and validly issued in accordance with the partnership agreement of the General Partner (as the same may be amended at or prior to the Closing Date, the “General Partner LP Agreement”) and will be fully paid (to the extent required under the General Partner LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303,17-607 and 17-804 of the Delaware LP Act); and at the Closing Date, GP LLC and ETE Acquirer will own such partnership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for liens created pursuant to the Amended and Restated Credit Agreement dated as of March 26, 2012 among ETE, Credit Suisse AG, as the administrative agent, and the lenders party thereto, as amended (the “ETE Credit Agreement”).

(p) Ownership of Limited Liability Company Interests in GP LLC. At the Closing Date, ETE Acquirer will own 100% of the outstanding limited liability company interests in GP LLC; at the Closing Date, all of such interests will be duly authorized and validly issued in accordance with the limited liability company agreement of GP LLC (as the same may be amended at or prior to the Closing Date, the “GP LLC Agreement”) and will be fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and at the Closing Date, ETE Acquirer will own such limited liability company interests free and clear of all liens, encumbrances, security interests, equities, charges or claims except for liens created pursuant to the ETE Credit Agreement.

(q) No Other Subsidiaries. Other than (i) its direct or indirect ownership interests in the Operating Subsidiaries, (ii) its 49.99% partnership interest in RIGS Haynesville Partnership Co., a Delaware general partnership (“RIGS HPC”), RIGS GP LLC, a Delaware limited liability company, and Regency Intrastate Gas LP, a Delaware limited partnership, (iii) its 50% limited liability company interest in Midcontinent Express Pipeline LLC, a Delaware limited liability company (“MEP”), (iv) its 30% limited liability company interest in Lone Star NGL LLC, a Delaware limited liability company, and (v) its 33.33% limited liability company interest in Ranch Westex JV LLC, a Delaware limited liability company, the Partnership does not own, and at the Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(r) The Indenture. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and on the Closing Date, will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder. The Base Indenture has been duly authorized by the Issuers and the Guarantors, and at the Closing Date, the Supplemental Indenture will have been duly authorized by the Issuers and the Guarantors. At the Closing Date, the Indenture will have been duly executed and delivered by the Issuers and the Guarantors and will constitute a valid and binding agreement of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(s) Description of the Notes. The Notes will conform in all material respects to the descriptions thereof in the Prospectus and the Time of Sale Prospectus under the caption “Description of the Notes.”

(t) Non-Violation of Existing Instruments. No Partnership Entity is (i) in violation of its formation, governing or other organizational documents, or (ii) in breach or in violation of or in default under (nor has any event occurred which with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, except as disclosed in the Registration Statement, the preliminary prospectus and the Prospectus, except, in the case of clause (ii) above, for any such breach, violation, default or acceleration that would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Issuers and the Guarantors and the consummation of the transactions contemplated hereby will not (A) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both, would result in any breach or violation of or constitute a default under) (x) the organizational documents of any of the Partnership Entities or (y) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the any of the Partnership Entities or (B) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any Partnership Entity is a party or by which any of them or any of their respective properties may be bound or affected, except, in the case of clauses (A)(y) and (B) above, as disclosed in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus and, in the case of clauses (A)(y) and (B) above, for any such conflict, breach, violation or default that would not have a Material Adverse Effect and would not materially adversely affect consummation of the transactions contemplated hereby.

(u) The Securities. The Securities have been duly authorized and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Issuers and the Guarantors, as applicable, in each case enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(v) No Further Authorizations or Approvals Required. Except for any approvals, authorizations, consents, orders or filings that, if not obtained or made, would not have a Material Adverse Effect and would not materially adversely affect consummation of the transactions contemplated hereby, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Issuers’ or any Guarantor’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, other than the registration of the offer and sale of the Securities under the Securities Act, which has been or will be effected, and any necessary qualification under applicable securities or blue sky laws or under the rules and regulations of the Financial Industry Regulatory Authority, formerly known as the National Association of Securities Dealers, Inc.

(w) No Material Actions or Proceedings. Except as described in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Issuers’ knowledge after due inquiry, threatened, to which any of the Partnership Entities or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such actions, suits, claims, investigations or proceedings that would not result in any judgments, decrees or orders having, individually or in the aggregate, a Material Adverse Effect or preventing the consummation of the transactions contemplated hereby.

(x) Independent Accountants. (i) Grant Thornton LLP, whose audit reports on the consolidated financial statements of the Partnership and Southern Union Gathering Company, LLC are included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Prospectus or any free writing prospectus containing an audit report, are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board (“PCAOB”); (ii) KPMG LLP, whose audit reports on the consolidated financial statements of the Partnership and RIGS HPC are included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Prospectus or any free writing prospectus containing an audit report, are independent registered public accountants as required by the Securities Act and by the rules of the PCAOB; (iii) PricewaterhouseCoopers LLP, whose audit reports on the consolidated financial statements of MEP are included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Prospectus or any free writing prospectus containing an audit report, are independent registered public accountants as required by the Securities Act and by the rules of the PCAOB; and (iv) Ernst & Young LLP, whose audit reports on the consolidated financial statements of LDH Energy Asset Holdings LLC are included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Prospectus or any free writing prospectus containing an audit report, are independent auditors as required under Rule 101 of the AICPA’s Code of Professional Conduct, and its interpretations and rulings.

(y) Preparation of Financial Statements. The financial statements of the Partnership and its subsidiaries included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus, together with the related notes and schedules, present fairly the consolidated financial positions of the Partnership and its subsidiaries purported to be shown thereby as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity of such entities for the periods specified and have been prepared in all material respects in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent disclosed therein; all pro forma financial statements or data included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus comply in all material respects with the requirements of the Securities Act (including, without limitation, Regulation S-X under the Securities Act) and the Exchange Act (including, without limitation, Regulation G under the Securities Act), Item 10 under Regulation S-K and Financial Accounting Standards Board Interpretation No. 46, and the assumptions used in the preparation of such pro forma financial statements and data are, in the Partnership’s judgment, reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership Entities; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the preliminary prospectus or the Prospectus that are not included or incorporated by reference as required. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(z) Intellectual Property Rights. The Partnership Entities own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect.

(aa) All Necessary Permits. Each of the Partnership Entities has, or at the Closing Date will have, all licenses, authorizations, consents and approvals of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus, subject to such qualifications as may be set forth in the Registration Statement, the preliminary prospectus and the Prospectus and except for such permits that, if not obtained, would not have a Material Adverse Effect; none of the Partnership Entities is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such permits, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(bb) Title to Properties. At the Closing Date, each of the Partnership Entities will have good and indefeasible title to all real property (excluding easements or rights-of-way) and good and marketable title to all personal property described in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus as being owned by each of them, which real and personal property shall be free and clear of all liens, encumbrances, security interests, equities, charges or claims, except (i) as described, and subject to the limitations contained, in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus, (ii) that arise under or are expressly permitted by the Credit Agreement, or (iii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus. All the real and personal property described in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus as being held under lease by any of the Partnership Entities is held thereby under valid, subsisting and enforceable leases and with such exceptions as do not materially interfere with the use of such properties in the manner in which such properties are used in the business of the Partnership as described in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus.

(cc) Rights-of-Way. At the Closing Date, each of the Partnership Entities will have such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement, the preliminary prospectus, the

Prospectus and any free writing prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Registration Statement, the preliminary prospectus, the Prospectus or any free writing prospectus or that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus, each of the Partnership Entities has, or at the Closing Date, following consummation of the transactions contemplated hereby will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments, individually or in the aggregate, that would not have a Material Adverse Effect; and, except as described in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(dd) Tax Law Compliance. All material tax returns required to be filed by the Partnership Entities have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) that, if not paid, would not have a Material Adverse Effect.

(ee) Partnership Entities Not “Investment Companies.” None of the Partnership Entities is, or after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in each of the preliminary prospectus and the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ff) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses as the Partnership deems reasonably adequate; such insurance insures against such losses and risks to an extent that is reasonably adequate in accordance with customary industry practice to protect the Partnership Entities and their businesses. All such insurance is in full force on the date hereof and will be in full force at the Closing Date.

(gg) Contracts and Agreements. Except as disclosed in the Registration Statement, the preliminary prospectus and the Prospectus, the Partnership Entities have not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, the preliminary prospectus, the Prospectus or any free writing prospectus or any documents incorporated by reference therein, and no such termination or non-renewal has been threatened by the Partnership Entities or, to the knowledge of any Partnership Entity, any other party to any such contract or agreement.

(hh) No Restrictions on Dividends. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s shares of capital stock or other ownership interests, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary’s property or assets to the Partnership or any other Subsidiary of the Partnership, except as described in or contemplated by the preliminary prospectus and the Prospectus.

(ii) Solvency. The Issuers and the Guarantors taken as a whole are, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(jj) No Price Stabilization or Manipulation. No Partnership Entity has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

(kk) Disclosure of Certain Items. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement, the preliminary prospectus and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

(ll) Sarbanes–Oxley Compliance; Disclosure Controls. The Partnership has taken all necessary actions to ensure that the Partnership Entities and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes–Oxley Act of 2002 (the “Sarbanes–Oxley Act”) and the rules and regulations of the Commission and the New York Stock Exchange promulgated thereunder, including, but not limited to, establishing and maintaining and evaluating “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership is made known to the President and Chief Executive Officer of GP LLC and its Chief Financial Officer by others within the Partnership, the General Partner and GP LLC, and such disclosure controls and procedures are effective to perform the functions for which they were established; and such internal control over financial reporting has been designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with generally accepted accounting principles.

(mm) Internal Controls and Procedures. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Prospectus and any free writing prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(nn) No Unlawful Contributions or Other Payments. Neither the Regency Parties nor any of the Subsidiaries, nor any director, officer or employee, nor, to the Issuers’ or Guarantors’ knowledge, any agent or representative of the Regency Parties or of any of the Subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Partnership and its Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(oo) No Conflict with Money Laundering Laws. The operations of the Partnership and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Partnership and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership and its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Issuers’ or Guarantors’ knowledge, threatened.

(pp) No Conflicts with Sanctions Laws.

(i) Neither the Regency Parties nor any of the Subsidiaries, nor any director, officer or employee thereof, nor, to the Issuers’ or Guarantors’ knowledge, any agent or representative of the Partnership or any of the Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Government, including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Partnership will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five (5) years, the Partnership and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(qq) Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement, the preliminary prospectus and the Prospectus, each of the Partnership Entities and its properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined herein), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the preliminary prospectus and the Prospectus, there are no past, present or, to the Issuers’ or Guarantors’ knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to any Partnership Entity under any Environmental Law or any actual or alleged release or threatened release or clean up at any location of any Hazardous Materials, except as would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the preliminary prospectus and the Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Effect, no Partnership Entity (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Issuers’ or Guarantors’ knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials. As used herein, “Environmental Law” means any federal, state or local laws or regulations relating to the protection of human health and safety and the environment, including those imposing liability or standards of conduct concerning any Hazardous Materials, and “Hazardous Materials” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(rr) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Partnership Entities conduct a periodic review of the effect of the Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(ss) ERISA Compliance and Labor Matters. Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Issuers’ knowledge, threatened against any of the Partnership Entities, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Issuers’ or Guarantors’ knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Issuers’ or Guarantors’ knowledge, threatened against any of the Partnership Entities, (C) no union representation dispute currently existing concerning the employees of any of the Partnership Entities, (D) no current or past violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees of any of the Partnership Entities and (E) to the Issuers’ knowledge, no union organizing activities are currently taking place concerning the employees of any of the Partnership Entities.

(tt) Brokers. Other than the underwriting discount pursuant to Section 2 of this Agreement, there is no broker, finder or other party that is entitled to receive from the Issuers any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(uu) No Outstanding Loans or Other Indebtedness. None of the Partnership, the General Partner or GP LLC has, directly, or indirectly through any subsidiary, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of GP LLC, or to or for any family member or affiliate of any director or executive officer of GP LLC.

(vv) Ratings. Except as otherwise disclosed in the preliminary prospectus and the Prospectus, no “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act as in effect on July 20, 2010 (i) has imposed (or has informed the Issuers that it is considering imposing) any condition (financial or otherwise) on the Partnership’s retaining any rating assigned to the Partnership or any securities of the Partnership or (ii) has indicated to the Partnership that it is considering (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Partnership or any securities of the Partnership.

(ww) Lending Relationship. Except as disclosed in the preliminary prospectus and the Prospectus, the Issuers (i) do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) do not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(xx) Statistical and Market Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Prospectus or any free writing prospectus are based on or derived from sources that the management of GP LLC believes to be reliable and accurate, and the Issuers have obtained the written consent to the use of such data from such sources to the extent required.

(yy) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

2. Agreements to Sell and Purchase. The Issuers hereby agree to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Issuers the respective principal amounts of Notes set forth in Schedule III hereto opposite its name at the purchase price set forth in Schedule I hereto.

3. Public Offering. The Issuers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Notes as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Issuers are further advised by you that the Notes are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Notes shall be made to the Issuers in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Notes shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Notes registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Notes to the Underwriters duly paid.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the Applicable Time and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Partnership or any of the securities of the Partnership or in the rating outlook for the Partnership by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendment or supplement thereto) that makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each Issuer, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Issuers and the Guarantors contained in this Agreement are true and correct as of the Closing Date and that the Issuers and the Guarantors have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date opinions and a negative assurance letter of Latham & Watkins LLP, counsel for the Issuers, dated the Closing Date, substantially in the form of Exhibit A, Exhibit B and Exhibit C hereto.

(d) The Underwriters shall have received on the Closing Date an opinion of Beirne, Maynard & Parsons, LLP, Louisiana counsel for the Issuers, dated the Closing Date, substantially in the form of Exhibit D hereto.

(e) The Underwriters shall have received on the Closing Date an opinion of Cahill Gordon & Reindel llp, counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Time of Sale Prospectus and the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Grant Thornton LLP, KPMG LLP, PricewaterhouseCoopers and Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

6. Covenants of the Partnership. The Partnership covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Until the completion of the public offer and sale of the Securities, before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Issuers or the Guarantors and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership) to which Notes may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however that neither the Issuers nor any Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) To make generally available to the Partnership’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Issuers’ counsel and the Issuers’ accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Partnership and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, (v) the cost of the preparation, issuance and delivery of the Securities, (vi) the costs and charges of any trustee, transfer agent, registrar or depositary, (vii) the costs and expenses of the Issuers relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Partnership hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Notes have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Notes to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Partnership or warrants to purchase or otherwise acquire debt securities of the Partnership substantially similar to the Securities (other than (i) the Securities or (ii) commercial paper issued in the ordinary course of business).

(l) To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Manager, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(m) Securities Act Compliance. Until the completion of the public offer and sale of the Notes, the Issuers shall promptly advise the Manager in writing (i) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (ii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any receipt by the Issuers of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act). The Issuers shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Issuers will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment or will file an amendment to the Registration Statement and use their best efforts to have such amendment or declared effective as soon as practicable. Additionally, the Issuers agree that they shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Issuers under such Rule 424(b) were received in a timely manner by the Commission.

(n) Exchange Act Compliance. Until the completion of the public offer and sale of the Notes, the Issuers will file all documents required to be filed with the Commission and the New York Stock Exchange pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(o) Use of Proceeds. The Issuers shall apply the net proceeds from the sale of the Notes sold by them in the manner described under the caption “Use of Proceeds” in each of the Prospectus, the Time of Sale of Prospectus and any free writing prospectus.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Partnership not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution.

(a) The Issuers and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers and employees, affiliates, agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal fees and other expenses reasonably incurred in connection with defending or investigating any such suit, action, proceeding or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Partnership in writing by such Underwriter through you expressly for use therein, which information consists solely of the information specified in Section 8(g).

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuers and the Guarantors, their directors, their officers who sign the Registration Statement and each person, if any, who controls the Issuers or the Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers and the Guarantors to such Underwriter, but only with reference to information furnished to the Partnership in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Partnership, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuers and the Guarantors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Partnership and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Notes as set forth in the Prospectus. The relative fault of the Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint.

(e) The Issuers and the Guarantors and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Notes underwritten by it exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Issuers and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Issuers and the Guarantors, their officers or directors or any person controlling the Issuers and (iii) acceptance of and payment for any of the Notes.

(g) The Underwriters severally confirm and the Issuers acknowledge and agree that the statements regarding delivery of the Notes by the Underwriters set forth on the cover page of, and the paragraphs relating to stabilization and hedging by the Underwriters appearing under the caption “Underwriting” in, the most recent preliminary prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any preliminary prospectus, the Registration Statement, the Prospectus, any free writing prospectus or in any amendment or supplement thereto or in any road show.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Partnership, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v) makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule III bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to you and the Partnership for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Partnership. In any such case either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters (other than for those reasons set forth in Section 9(i), (iii), (iv) or (v)), or any of them, because of any failure or refusal on the part of the Issuers and the Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuers and the Guarantors shall be unable to perform their obligations under this Agreement, the Issuers and the Guarantors will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement.

(a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Partnership and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Notes.

(b) The Issuers and the Guarantors acknowledge that in connection with the offering of the Notes: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Issuers and the Guarantors or any other person, (ii) the Underwriters owe the Issuers and the Guarantors only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Issuers and the Guarantors. The Issuers and the Guarantors waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Waiver of Jury Trial. Each of the Issuers, the Guarantors and the Manager hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Partnership shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

[Signature pages follow]

If the foregoing correctly sets forth the agreement among the Issuers, the Guarantors and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

REGENCY ENERGY PARTNERS LP

By: Regency GP LP, its general partner

By: Regency GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Executive Vice President and
Chief Financial Officer

REGENCY ENERGY FINANCE CORP.

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

UNDERWRITING AGREEMENT

SIGNATURE PAGE

Guarantors

REGENCY GAS SERVICES LP

By: Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

PUEBLO HOLDINGS, INC.
PUEBLO MIDSTREAM GAS CORPORATION
RGP WESTEX GATHERING INC.
WEST TEXAS GATHERING COMPANY

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

UNDERWRITING AGREEMENT

SIGNATURE PAGE

CDM RESOURCE MANAGEMENT LLC
CDM RESOURCE MANAGEMENT I LLC

By: CDM Resource Management LLC, its sole member

FRONTSTREET HUGOTON LLC
GULF STATES TRANSMISSION LLC
REGENCY FIELD SERVICES LLC
REGENCY GAS UTILITY LLC
REGENCY HAYNESVILLE INTRASTATE GAS LLC
REGENCY LIQUIDS PIPELINE LLC
REGENCY MIDCONTINENT EXPRESS LLC
REGENCY MIDSTREAM LLC
REGENCY TEXAS PIPELINE LLC
REGENCY RANCH JV LLC
RGP MARKETING LLC
RGU WEST LLC
WGP-KHC, LLC

By: FrontStreet Hugoton LLC, its sole member

ZEPHYR GAS SERVICES LLC
ZEPHYR GAS SERVICES I LLC

By: Regency Gas Services LP, its sole member

By: Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

REGENCY OLP GP LLC

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

UNDERWRITING AGREEMENT

SIGNATURE PAGE

Accepted as of the date hereof

RBS SECURITIES INC.

Acting severally on behalf of itself and the

several Underwriters named in Schedule III hereto

By:	RBS SECURITIES INC.

By:	/s/ Stephen A. Brinkmann
Name: Stephen A. Brinkmann
Title: Vice President

UNDERWRITING AGREEMENT

SIGNATURE PAGE

Schedule I

Manager:	RBS Securities Inc.

Manager authorized to appoint
counsel under Section 8(c):	RBS Securities Inc.

Indenture:	Indenture dated as of September 11, 2013 among the Issuers, the guarantors party thereto and the Trustee.

Trustee:	Wells Fargo Bank, National Association

Registration Statement File No.:	333-185179

Time of Sale Prospectus:	Base prospectus dated November 28, 2012 relating to the Shelf Securities

Preliminary prospectus supplement dated September 4, 2013 relating to the Securities

Free writing prospectus dated September 4, 2013 containing a description of terms filed by the Issuers under Rule 433 of the Securities Act

Notes to be purchased:	5.750% Senior Notes due 2020

Aggregate Principal Amount:	$400,000,000

Purchase Price Paid by Public:	100% of the principal amount of the Notes, plus accrued interest, if any, from September 11, 2013

Purchase Price Paid by Underwriters:	98.545% of the principal amount of the Notes, plus accrued interest, if any, from September 11, 2013

Maturity:	September 1, 2020

Interest Rate:	5.750% per annum, accruing from September 11, 2013

Interest Payment Dates:	March 1 and September 1, commencing March 1, 2014

Closing Date and Time:	September 11, 2013; 9:00 a.m. (Central time)

Closing Location:	Latham & Watkins LLP
811 Main St., Suite 3700
Houston, Texas 77002

Schedule I-1

Address for Notices to
Underwriters:	RBS Securities Inc.
600 Washington Blvd.
Stamford, Connecticut 06901
Facsimile: 1-203-873-4534
Attention: High Yield Debt Capital Markets Syndicate

Address for Notices tothe Issuers:	Regency Energy Partners LP
2001 Bryan Street, Suite 3700
Dallas, TX 75201
Facsimile: 214-750-1749
Attention: Chief Financial Officer

Schedule I-2

Schedule II

Exact Name of Registrant Guarantor	State of Incorporation or Formation	I.R.S. E.I.N
CDM Resource Management LLC	Delaware	26-1716854
CDM Resource Management I LLC	Delaware	37-1702716
FrontStreet Hugoton LLC	Delaware	68-0512892
Gulf States Transmission LLC	Louisiana	72-1146059
Pueblo Holdings, Inc.	Delaware	83-0477804
Pueblo Midstream Gas Corporation	Texas	76-0645929
Regency Field Services LLC	Delaware	35-2270502
Regency Gas Services LP	Delaware	03-0516215
Regency Gas Utility LLC	Delaware	26-0103022
Regency Haynesville Intrastate Gas LLC	Delaware	90-0446410
Regency Liquids Pipeline LLC	Delaware	32-0077619
Regency Midcontinent Express LLC	Delaware	27-2711062
Regency Midstream LLC	Delaware	45-0921356
Regency OLP GP LLC	Delaware	20-4188520
Regency Ranch JV LLC	Delaware	45-5341886
Regency Texas Pipeline LLC	Delaware	27-5225952
RGP Marketing LLC	Texas	75-2468080
RGP Westex Gathering Inc.	Texas	75-2400144
RGU West LLC	Texas	20-0068473
West Texas Gathering Company	Delaware	75-0976094
WGP-KHC, LLC	Delaware	48-1267995
Zephyr Gas Services LLC	Delaware	27-3234760
Zephyr Gas Services I LLC	Delaware	46-1062530

Schedule II-1

Schedule III

Underwriter	Principal Amount of Notes
RBS Securities Inc.	$86,599,000.00
BBVA Securities Inc.	$41,237,000.00
Comerica Securities, Inc.	$41,237,000.00
Deutsche Bank Securities Inc.	$41,237,000.00
Morgan Stanley & Co. LLC	$41,237,000.00
Natixis Securities Americas LLC	$41,237,000.00
RBC Capital Markets, LLC	$41,237,000.00
Scotia Capital (USA) Inc.	$41,237,000.00
Capital One Securities, Inc.	$12,371,000.00
PNC Capital Markets LLC	$12,371,000.00

Total	$400,000,000.00

Schedule III-1

Exhibit A

Form of Legal Opinion of Latham & Watkins LLP

Opinion of counsel for the Issuers and the Guarantors to be delivered pursuant to Section 5(c) of the Underwriting Agreement.

1. Each of the Issuers and the Delaware Guarantors is a corporation, limited liability company or limited partnership, as applicable, under the laws of the State of Delaware with corporate, limited liability company or limited partnership power and authority, as applicable, to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus, the document that the Issuers have identified as an “issuer free writing prospectus” (as defined in Rules 433 and 405 under the Securities Act) and that is described on Exhibit A (the “Specified IFWP”) and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that each of the Issuers and the Delaware Guarantors is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the States set forth opposite their respective names on Annex B.

2. The Texas Corporate Guarantor is a corporation under the laws of the State of Texas with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus, the Specified IFWP and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Texas Corporate Guarantor is validly existing and in good standing under the laws of the State of Texas and is qualified to do business in the States set forth opposite its name on Annex B.

3. The execution, delivery and performance of the Underwriting Agreement has been duly authorized by all necessary corporate, limited liability company and limited partnership action, as applicable, of each Issuer and each Guarantor, other than Gulf States Transmission LLC (the “Specified Guarantors”), and the Underwriting Agreement has been duly executed and delivered by each Issuer and each Specified Guarantor.

4. The Indenture has been duly authorized by all necessary corporate and limited partnership action, as applicable, of each Issuer, has been duly executed and delivered by each Issuer, and is the legally valid and binding agreement of each Issuer, enforceable against each Issuer in accordance with its terms.

5. The Notes have been duly authorized by all necessary corporate and limited partnership action, as applicable, of each Issuer and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be legally valid and binding obligations of each Issuer, enforceable against each Issuer in accordance with their terms.

6. The Indenture has been duly authorized by all necessary corporate, limited liability company and limited partnership action, as applicable, of each of the Specified Guarantors, and has been duly executed and delivered by each of the Specified Guarantors. The Indenture, including the Guarantees contained therein, is the legally valid and binding agreement of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms.

7. The Partnership owns 100% of the outstanding partnership interests, membership interests or capital stock, as the case may be, in Finance Corp and each of the Specified Guarantors free and clear of all liens, encumbrances and security interests (i) in respect of which a financing statement under

Exhibit A-1

the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware and (ii) otherwise known to us, without independent investigation, other than, in each case, those created by or arising under the DRULPA or DLLCA or contained in the applicable partnership or limited liability company agreement of any such entity that is a limited partnership or limited liability company and those created to secure indebtedness, interest or other obligations under that certain Sixth Amended and Restated Credit Agreement, effective as of May 21, 2013 (as amended), by and among Regency Gas Services LP, as borrower, the Partnership and the other guarantors named therein and the lenders party thereto.

8. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”).

9. The execution and delivery of the Underwriting Agreement by the Issuers and the Specified Guarantors, and the issuance and sale of the Notes by the Issuers to you and the other Underwriters pursuant to the Underwriting Agreement, do not on the date hereof:

i. violate the Governing Documents; or

ii. result in the breach of or a default under any of the Specified Agreements; or

iii. violate any federal, New York or Texas statute, rule or regulation applicable to the Issuers and the Specified Guarantors or the DGCL, DLLCA or the DRULPA; or

iv. require any consents, approvals, or authorizations to be obtained by the Issuers from, or any registrations, declarations or filings to be made by the Issuers with, any governmental authority under any federal, New York or Texas statute, rule or regulation applicable to the Issuers and the Specified Guarantors or the DGCL, DLLCA or DRULPA on or prior to the date hereof that have not been obtained or made.

10. The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on September 11, 2013, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, the Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act, and the Specified IFWP has been filed in accordance with Rule 433(d) under the Act.

11. The Registration Statement at September 4, 2013, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to the Trustee’s Form T-1 under the TIA, Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

12. The statements in the Preliminary Prospectus, the Specified IFWP and the Prospectus under the captions “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Notes, the Guarantees or the Indenture, and under the caption “Description of Other Indebtedness,” insofar as they purport to describe or summarize certain provisions of the documents referred to therein, are accurate descriptions or summaries in all material respects.

Exhibit A-2

13. Each Issuer and Guarantor is not, and immediately after giving effect to the sale of the Notes in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Exhibit A-3

Exhibit B

Form of Tax Opinion of Latham & Watkins LLP

Based on such facts and subject to the qualifications, assumptions and limitations set forth in the Preliminary Prospectus and the Prospectus, the statements in the Preliminary Prospectus and the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

Exhibit B-1

Exhibit C

Form of Negative Assurance Letter of Latham & Watkins LLP

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•	the Registration Statement, at the time it became effective on September 4, 2013, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•	the Preliminary Prospectus, as of 5:00 p.m. on September 4, 2013 (together with the Incorporated Documents at that date and the Specified IFWP), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•	the Prospectus, as of its date or as of the date hereof, (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial or accounting data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus, the Incorporated Documents, or the Form T-1.

Exhibit C-1

Exhibit D

Form of Opinion of Beirne, Maynard & Parsons LLP

Opinion of Louisiana counsel for the Issuers and the Guarantors to be delivered pursuant to Section 5(d) of the Underwriting Agreement.

1. Gulf States Transmission Corporation, a Delaware corporation (“Gulf States Corporation”), was duly converted to a limited liability company, Gulf States Transmission Corporation’s name was duly changed to Gulf States Transmission LLC, a Louisiana limited liability company (“Gulf States”), and Gulf States is validly existing in good standing as a limited liability company under the laws of Louisiana.

2. The Underwriting Agreement has been duly authorized, executed and delivered by Gulf States pursuant to the Regency OLP GP LLC consent dated as of September 4, 2013 (the “Regency OLP GP Consent”).

3. The Indenture (including the Guarantee by Gulf States contained therein) has been duly authorized, executed and delivered by Gulf States pursuant to the Regency OLP GP Consent.

4. The Notation of Guarantee has been duly authorized, executed and delivered by Gulf States pursuant to the Regency OLP GP Consent.

6. The execution, delivery and performance of the Underwriting Agreement by Gulf States, the consummation of the transactions contemplated thereby, the execution, delivery and performance of the Indenture (including the Guarantee by Gulf States contained therein) by Gulf States and the consummation of the transactions contemplated thereby (A) do not or will not require any consents, approvals or authorizations by Gulf States from, or any registrations, declarations or filings to be made by Gulf States with, any governmental authority under any federal or Louisiana statute, rule or regulation applicable to Gulf States on or prior to the date hereof that have not been obtained or made, (B) do not or will not constitute a violation of the organizational documents of Gulf States, or (C) do not or will not result in any violation of the Louisiana Limited Liability Company Law, the other laws of the State of Louisiana or federal law.

Exhibit D-1